Contact:     D. Lee McCreary, Jr.
             President and Chief Executive Officer
             (302) 993-1022
             www.eldertrust.com


             ElderTrust Announces First Quarter 2003 Results


First Quarter 2003:
-------------------
* Reported net income from continuing operations was $1.6 million and net income after results of discontinued operations was $1.5 million for 1Q 03
* Reported net income of $0.20 per basic and diluted share for 1Q 03 on revenues of $8.1 million
* Reported FFO of $0.54 per basic share and $0.53 per diluted share for 1Q 03

Wilmington, DE, (April 29, 2003) - ElderTrust (NYSE:ETT), an equity healthcare REIT, today reported results for the first quarter ended March 31, 2003.

Net income for the first quarter ended March 31, 2003 totaled $1.6 million and $1.5 million from continuing operations and after the results of discontinued operations, or $0.21 $0.20 per basic and diluted share, respectively. For the comparable quarter of 2002, the net income from continuing operations and net income after discontinued operations was $0.6 million, or $0.08 per basic and diluted share.

Funds from operations (FFO) for the first quarter, totaled $4.1 million, or $0.54 per basic share and $0.53 per diluted share, on revenues of $8.1 million. In comparison, FFO for the first quarter of 2002 totaled $3.1 million, or $0.42 per basic and $0.40 per diluted share, on revenues of $5.8 million.

The Company recognized income of $0.9 million, or approximately $0.12 per basic and diluted share, related to the reversal of a bad debt reserve. This reserve was recorded against a receivable from ET Capital Corp. During the quarter, the Company obtained operational control of ET Capital Corp., and has subsequently consolidated its operations. As a result of the consolidation of ET Capital Corp., the Company has realized amounts previously deemed to be uncollectible, resulting in the recognition of this additional income during the quarter through the reversal of previously recorded bad debt expense.

In addition the Company noted that the $14.9 million mortgage loan secured by the Harston Hall and Pennsburg properties had been extended to June 10, 2003. Negotiations are ongoing with respect to the ultimate resolution of this loan.

                                --more--

ElderTrust 1Q 03 Results
Page 2

ElderTrust is a real estate investment trust that invests in real estate properties used in the healthcare services industry, principally along the East Coast of the United States. The Company currently owns or has interests in 31 properties.

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although ElderTrust believes the expectations reflected in such forward-looking statements are reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from ElderTrusts expectations include the extent to which Genesis
Health Ventures, Inc., the Companys principal tenant, continues to make lease payments to the Company, the Companys ability to extend mortgage loans totaling approximately $14.9 million that mature on June 10, 2003, real estate conditions, changes in the economic conditions and other risks detailed from time to time in the Companys SEC reports and filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ElderTrust will host a conference call at 2:00 pm (Eastern Time) on April 30, 2003 to discuss the results of this years first quarter.

To listen to the call please dial 1-877-591-1121 and reference the ElderTrust First Quarter Earnings Call hosted by D. Lee McCreary, Jr., at lease 5 minutes prior to the start time. There will be a replay of the call available approximately two hours after the end of the call and it will be available for fourteen days. To access the replay please dial 1-800-642-1687 and enter ID number 9880013. Additionally, a copy of this press release is available on the investor relations section of the Companys website at www.eldertrust.com.




                         (Financial Tables Follow)

ElderTrust 1Q 03 Results
Page 3


                                ELDERTRUST
                           Financial Supplement

                 CONDENSED CONSOLIDATED INCOME STATEMENT
                              (unaudited)

                     ($000s, except per share data)

                                            For the three months ended
                                                      March 31,
                                            --------------------------
                                              2003 (1)        2002
                                            ------------  ------------
Revenues:
  Rental revenues                               $8,039         $4,636
  Interest, net of amortization of
   deferred loan origination costs                  65             75
  Interest from unconsolidated equity
   investees                                         -            914
  Other income                                       -            210
                                             ------------  ------------
    Total revenues                               8,104          5,835
                                             ------------  ------------

Expenses:
  Property operating expenses                      294            428
  Interest expense, including
   amortization of deferred finance
   costs                                         3,623          2,120
  Bad debt expense (recapture)                    (894)            19
  Depreciation and amortization                  2,612          1,491
  General and administrative                       824            616
  Loss on impairment of assets                       -              -
                                            ------------  ------------
    Total expenses                               6,459          4,674
                                            ------------  ------------


Net income before equity in losses of
 unconsolidated entities and minority
 interest from continuing operations             1,645          1,161

Equity in losses of unconsolidated
 entities, net                                       -           (520)
Minority interest                                  (54)           (36)
                                            ------------  ------------

Net income from continuing operations(2)         1,591            605

Income (loss) on discontinued operations
 after minority interest                           (71)             5
                                            ------------  ------------

Net income                                      $1,520           $610
                                            ============  ============

Basic weighted average number of
 common shares outstanding                       7,597          7,337
                                            ============  ============

Diluted weighted average number of
 common shares outstanding                       7,649          7,680
                                            ============  ============



ElderTrust 1Q 03 Results
Page 4

Basic income (loss) per share:
  Income from continuing operations              $0.21          $0.08
  Loss from discontinued operations             ($0.01)             -
  Net income                                     $0.20          $0.08

Diluted income (loss) per share:
  Income from continuing operations              $0.21          $0.08
  Loss from discontinued operations             ($0.01)             -
  Net income                                     $0.20          $0.08

Funds from operations                           $4,066         $3,099
Basic per share funds from operations            $0.54          $0.42
Diluted per share funds from operations          $0.53          $0.40

(1) The 2003 data includes the consolidation of three entities that hold leasehold and purchase option rights to seven skilled nursing facilities and that own one assisted living facility and one independent living facility. The Company previously accounted for its investment in these properties under the equity method until September 30, 2002. As a result of the consolidation of these entities, the Companys total assets, debt, investments in unconsolidated entities, rental revenue, interest, depreciation expense and equity in losses of unconsolidated entities commencing in the fourth quarter of 2002 changed significantly.

(2) Includes recapture of bad debt expense of $894,000 related to ET Capital Corp. This expense was recorded in 2000.



ElderTrust 1Q 03 Results
Page 5


                               ELDERTRUST
                           Financial Supplement

                       SELECTED BALANCE SHEET DATA
                               (unaudited)

                                 ($000s)


                                               March 31,    December 31,
                                                 2003          2002
                                             ---------------------------
Balance Sheet Data
---------------------------------------------
 Investments in real estate, net                $279,553     $282,057
 Properties held for sale, net                         -          926
                                               ----------   ----------
 Total real estate assets                        279,553      282,983
 Investments in and advances to
  unconsolidated entities, net                         -        3,187
 Working capital (1)                             (14,734)     (14,340)
 Total assets                                    298,249      306,775
 Total debt                                      202,591      212,807
 Shareholders equity                              83,194       82,744

(1) The Companys working capital deficit of $14.7 million and $14.3 million at March 31, 2003 and December 31, 2002, respectively, includes the outstanding mortgage balance on the Harston Hall and Pennsburg properties of $14.5 million and $14.9 million, respectively, which has been extended to June 10, 2003. The working capital deficit at December 31, 2002 includes an additional $2.0 million, the current portion of the $3.1 million outstanding balance on the Guidance Line at December 31, 2002. The $3.1 million Guidance Line was paid off on January 27, 2003.



ElderTrust 1Q 03 Results
Page 6

     The following table presents the Companys Funds from Operations for the quarters ended March 31, 2003 and 2002:

                                                Three months ended
                                                     March 31,
                                               --------------------
                                                  2003      2002
                                               --------------------
                                                     ($000s)

Funds from Operations: (1)
  Net income                                      $1,520      $610
  Minority interest                                   51        36
                                               --------------------
  Net income before minority interest              1,571       646
  Adjustments to derive funds from operations:
   Add:
     Real estate depreciation and amortization:
       Consolidated entities                       2,607     1,500
       Unconsolidated entities                         -     1,122
     Loss on sale of real estate property             38         -
                                                --------------------
  Funds from operations before allocation to
   minority interest                               4,216     3,268
  Funds from operations allocable to
   minority interest                                (150)     (169)
                                               --------------------
  Funds from operations attributable to the
   common shareholders                            $4,066    $3,099
                                               --------------------



                                                Three months ended
                                                     March 31,
                                               --------------------
                                                  2003      2002
                                               --------------------
                                                     ($000s)

Other Data:
  Funds from Operations                           $4,066    $3,099
  Cash flow provided by operating activities       3,329     1,878
  Cash flow provided by (used in) investing
   activities                                       (207)      736
  Cash flow used in financing activities          (5,202)   (3,117)


(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in October, 1999 defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations using standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term using the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities using generally accepted accounting principles and should not be considered as an alternative to net income as an indication of the Companys financial performance, or to cash flow from operating activities as a


ElderTrust 1Q 03 Results
Page 6

measure of the Companys liquidity, nor is it indicative of funds available to fund the Companys cash needs, including its ability to make cash distributions. Effective January 1, 2000, Funds from Operations includes both recurring and non-recurring results of operations, except those results defined as extraordinary items under generally accepted accounting principles and gains and losses from sales of depreciable operating property.



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